SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16870 West Bernardo Drive, Suite 120
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)        On August 29, 2013, the Company held its annual meeting of stockholders.

(b)        The proposals submitted to a vote of the Company’s stockholders at the annual meeting are more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on July 19, 2013 and delivered to the Company’s stockholders entitled to notice of and to vote at the annual meeting. The following items of business were voted upon by stockholders at the annual meeting:

1.	The following directors were elected to serve for the ensuing year and until their successors are elected. The voting results for each director was as follows:

Name	For	Against or Withheld	Broker Non-Votes
Alfred H. Falk	51,777,997	2,888,771	175,516,191
Allen Cocumelli	52,060,643	2,606,125	175,516,191
Renee Warden	48,962,715	5,704,053	175,516,191
Eric M. Polis	44,040,901	10,625,867	175,516,191

2.  The stockholders voted to ratify the selection of Singer Lewak LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2014. The tabulation of votes was as follows:

For	Against	Abstain
226,786,148	1,069,798	2,327,013

3.	The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of the proxy statement. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
44,052,076	9,044,095	1,570,597	175,516,191

4.	The frequency of future stockholder advisory votes on the Company’s executive compensation that received the greatest number of votes at the annual meeting was three years. The results of the voting were as follows:

One Year	Two Years	Three Years	Abstain
25,607,950	2,351,368	26,141,601	565,849

After considering the voting results set forth above, the Board of Directors determined that the Company will hold a stockholder advisory vote on the Company’s executive compensation once every three years. The Company will again seek its stockholder’s recommendations as to the frequency of such votes at its 2016 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	e.DIGITAL CORPORATION By: /s/ ALFRED H. FALK Alfred H. Falk, President and Chief Executive Officer (Principal Executive Officer and duly authorized to sign on behalf of the Registrant)